Exhibit 99.1

(1)   The number of shares of the Class A common stock, par value $0.001 (the “Common Stock”) of Charter Communications, Inc. (the “Issuer”) reported as beneficially owned following the reported transactions includes: (i) 30,621,376 shares of Common Stock held of record by AP Charter Holdings (Sub), LLC (“AP Charter Sub”); (ii) 1,264,996 shares of Common Stock held of record by Red Bird, L.P. (“Red Bird”); (iii) 41,921 shares of Common Stock held of record by Blue Bird, L.P. (“Blue Bird”); and (iv) 39,335 shares of Common Stock held of record by Green Bird, L.P. (“Green Bird”).  The amount reported as beneficially owned following the reported transactions also includes 9,913 shares of Common Stock that are held of record by Permal Apollo Value Investment Fund Ltd. (“Permal Fund”).  Following the last reported transaction, AAA Co-Invest VI BC, Ltd. (“AAA VI”), AAA Co-Invest VII BC, Ltd. (“AAA VII”), AAA Guarantor — Co-Invest VI, L.P. (“AAA Guarantor VI”), AAA Guarantor — Co-Invest VII, L.P. (“AAA Guarantor VII”), AAA MIP Limited (“AAA MIP”), Apollo Alternative Assets, L.P. (“Alternative Assets”), Apollo International Management, L.P. (“Intl Management”) and Apollo International Management GP, LLC (“International GP”) ceased to beneficially own any shares of the Common Stock of the Issuer and will no longer be included as reporting persons after this report.

AP Charter Holdings, L.P. (“AP Charter”) is the sole member and manager of AP Charter Sub.  Advisors VI and Advisors VII serve as the general partners of AP Charter.  Apollo Capital Management VI, LLC (“ACM VI”) serves as the general partner of Advisors VI, and Apollo Capital Management VII, LLC (“ACM VII”) serves as the general partner of Advisors VII.  Apollo Principal Holdings I, L.P. (“Principal I”) is the sole member and manager of each of ACM VI and ACM VII.  Apollo Principal Holdings I GP, LLC (“Principal I GP”) serves as the general partner of Principal I.

Red Bird GP, Ltd. (“Red Bird GP”) is the general partner of Red Bird, Blue Bird GP, Ltd. (“Blue Bird GP”) is the general partner of Blue Bird, and Green Bird GP, Ltd. (“Green Bird GP”) is the general partner of Green Bird.  AAA Guarantor VI is the sole shareholder of AAA VI, and AAA Guarantor VII is the sole shareholder of AAA VII.

Apollo SVF Management, L.P. (“SVF Management”) is the director of each of Red Bird GP and Blue Bird GP.  SVF Management also serves as the investment manager for the Permal Fund, and as such has the authority to make investment decisions on behalf of, and vote securities held by, Permal Fund.  Apollo Value Management, L.P. (“Value Management”) is the director of Green Bird GP.  The general partner of SVF Management is Apollo SVF Management GP, LLC (“SVF Management GP”), and the general partner of Value Management is Apollo Value Management GP, LLC (“Value Management GP”).  Apollo Capital Management, L.P. (“Capital Management”) is the sole member and manager of each of SVF Management GP and Value Management GP.  The general partner of Capital Management is Apollo Capital Management GP, LLC (“Capital Management GP”).

The sole shareholder of Red Bird GP is Apollo SOMA Advisors, L.P. (“SOMA Advisors”), the sole shareholder of Blue Bird GP is Apollo SVF Advisors, L.P. (“SVF Advisors”), and the sole shareholder of Green Bird GP is Apollo Value Advisors, L.P. (“Value Advisors”).  The general partner of SOMA Advisors is Apollo SOMA Capital Management, LLC (“SOMA Capital Management”), the general partner of SVF Advisors is Apollo SVF Capital Management, LLC (“SVF Capital Management”), and the general partner of Value Advisors is Apollo Value Capital Management, LLC (“Value Capital Management”).  Apollo Principal Holdings II, L.P. (“Principal II”) is the sole member and manager of each of SOMA Capital Management, SVF Capital Management and Value Capital Management.  Apollo Principal Holdings II GP, LLC (“Principal Holdings GP”) is the general partner of Principal II.

AAA MIP is the general partner of each of AAA Guarantor VI and AAA Guarantor VII.  Alternative Assets provides management services to AAA MIP.  Intl Management is the managing general partner of Alternative Assets, and International GP is the general partner of Intl Management.

Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of each of Capital Management GP and International GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers of Principal I GP and Principal II GP, and the managers as well as principal executive officers of Management Holdings GP.

Neither AP Charter Sub or AP Charter has any voting or dispositive power over the shares of Common Stock held of record by any of Red Bird, Blue Bird, Green Bird, AAA VI, AAA VII or Permal Fund, respectively, and none of Red Bird, Blue Bird, Green Bird, AAA VI, AAA VII or Permal Fund have any voting or dispositive power over the shares of Common Stock held of record or beneficially owned by AP Charter Sub or AP Charter.  AP Charter Sub, Red Bird, Blue Bird, Green Bird, AAA VI and AAA VII each disclaim beneficial ownership of any shares of the Common Stock held of record by one another or by Permal Fund, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.  AP Charter, Advisors VI, ACM VI, Advisors VII, ACM VII, Principal I, Principal I GP, Red Bird GP, Blue Bird GP, Green Bird GP, AAA Guarantor VI, AAA Guarantor VII, SVF Management, SVF Management GP, Value Management, Value Management GP, Capital Management, Capital Management GP, SOMA Advisors, SOMA Capital Management, SVF Advisors, SVF Capital Management, Value Advisors, Value Capital Management, Principal II, Principal II GP, AAA MIP, Alternative Assets, Intl Management, International GP, Management Holdings, Management Holdings GP, and Messrs. Leon Black, Joshua Harris and Marc Rowan, each disclaim beneficial ownership of all shares of the Common Stock held of record by AP Charter Sub, Red Bird, Blue Bird, Green Bird, AAA VI, AAA VII or Permal Fund, in excess of their pecuniary interests, if any, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The principal address for AP Charter Sub, AP Charter, Advisors VI, ACM VI, Advisors VII, ACM VII, Principal I, Principal I GP, SOMA Advisors, SOMA Capital Management, SVF Advisors, SVF Capital Management, Value Advisors, Value Capital Management, Principal II, Principal II GP and Alternative Assets is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The principal address for Red Bird, Red Bird GP, Blue Bird, Blue Bird GP, Green Bird, Green Bird GP, AAA VI and AAA VII is c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands.  The principal address for AAA Guarantor VI, AAA Guarantor VII and AAA MIP is Trafalgar Court, Les Banques, GY1 3QL, St. Peter Port, Guernsey, Channel Islands.  The principal address for SVF Management, SVF Management GP, Value Management, Value Management GP, Capital Management, Capital Management GP, Intl Management, International GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.